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                                                                   EXHIBIT 10.91

                                                                  EXECUTION COPY

                                   NASE - MEGA
                                VENDOR AGREEMENT

      This agreement ("Agreement") is made and entered into effective as of January 1, 2005 by and between The MEGA Life and Health Insurance Company, an Oklahoma domiciled life and health insurance company ("CARRIER"), and the National Association for the Self-Employed, Inc., a Texas non-profit corporation (the "NASE").

      WHEREAS, the NASE is a member organization that provides or makes available to its members a variety of services and benefits, including health insurance products and other insurance related products;

      WHEREAS, CARRIER is in the business of selling life and health insurance and other insurance related products;

      WHEREAS, CARRIER currently has association group insurance policies ("Association Group Policies") in force with NASE Group Insurance Trust Fund, an Alabama trust, and with The NASE 2003 Group Insurance Trust, an Illinois trust (collectively, the "Trust"), pursuant to which certificates of insurance have been and will be issued to members of the NASE. CARRIER has also issued individual insurance policies ("Individual Policies") to members of the NASE in states that do not authorize the marketing and sale of "association group" policies;

      WHEREAS, the Parties entered into that certain Agreement dated April 1, 1996 (the "1996 Agreement") setting forth the terms under which the NASE made available to its members insurance products and other health related products of CARRIER; and

      WHEREAS, the Parties desire to amend, revise and restate in its entirety the 1996 Agreement defining the relationship between the NASE and CARRIER;

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which is acknowledged by the Parties hereto, the NASE and CARRIER hereby agree as follows:

1. VENDOR RELATIONSHIP. The NASE agrees that, during the Term hereof and upon the terms and conditions contained herein, it will make available to members of the NASE such Association Group Policies, Individual Polices and other insurance related products (collectively, the "Products") offered by CARRIER as the Parties may agree from time to time. CARRIER shall be solely responsible for designing the Products and for establishing the prices to be charged for such Products. The NASE shall be solely responsible for determining which Products of CARRIER will be made available through the NASE to its members. The NASE will make such Products available to its members through its communications to members and prospective members, through its catalog of benefits, through newspaper, television and other advertisements and/or through other means selected by the NASE in its sole discretion. Nothing contained herein and no performance by the NASE of its obligations hereunder shall be deemed to constitute an endorsement by the NASE of CARRIER or of the Products, and the NASE assumes no financial responsibility for the profitability of any Products sold by CARRIER to members of the NASE.

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2. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

            (a) Administrative Expense means, with respect to any period, costs incurred in such period by CARRIER for policy issuance and policy maintenance, but excluding the cost of investigating and paying claims.

            (b) Collected Premium means, with respect to any period, the insurance premiums actually received in cash by CARRIER in such period.

            (c) Governmental Authority means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            (d) Health Policies means Individual Policies and Association Group Policies (but excluding ancillary products) issued by CARRIER, which are the principal Products that CARRIER will sell to members of the NASE.

            (e) Marketing Expense means, with respect to any period, the insurance commissions paid to outside insurance agents during such periods, plus any out-of-pocket marketing costs incurred in such period by CARRIER for selling and servicing the Health Policies to members.

            (f) Person means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

            (g) Term shall have the meaning set forth in Section 24 hereof.

3. LIMITATION ON HEALTH POLICIES MARKETING EXPENSE AND ADMINISTRATIVE EXPENSE. As partial consideration for the NASE's agreement to make the Products available to its members, CARRIER agrees as follows:

            (a) unless otherwise agreed to by the Parties, Marketing Expense with respect to Health Policies shall not exceed in any calendar year the following amounts (expressed as a percentage of Collected Premiums in such calendar year): (i) 44.5% of first year Collected Premiums, (ii) 30% of second year Collected Premiums and (iii) 15% of all Collected Premiums after the second policy year; and

            (b) unless otherwise agreed to by the Parties, Administrative Expense in any calendar year with respect to Health Policies shall not exceed 10% of Collected Premiums in such calendar year.

4. CARRIER'S REPORTS.

      (a). Annual Reports. Except for the reports provided pursuant to Section 4(a)(i), within ninety (90) days after the end of each calendar year during the Term hereof, CARRIER shall submit written reports to the NASE setting forth the following information:

            (i) Financial Status of CARRIER Report, including CARRIER's most recent annual audited statutory financial statements filed with the state insurance departments and CARRIER's current ratings with any rating agencies, which reports shall be submitted to the NASE on or before June 15 of each year for the most recent calendar year.

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            (ii) Health Insurance in Force Report, including, with respect to members of the NASE, the number of policies in force and the amount of Earned Premiums thereon for the most recent calendar year.

            (iii) Claims Report, which shall be substantially in the form, and contain substantially the information, as set forth in SCHEDULE 4(a)(III) hereto.

            (iv) Complaints Report, including the number of complaints received regarding claims handling and regarding agent conduct, the source of such complaints (department of insurance, members of the NASE or other) and the number of claims disposed of during the most recent calendar year on Health Policies issued by CARRIER.

            (v) Litigation Report. The number of legal actions brought against CARRIER with respect to any Products sold to members of the NASE, the number of such actions disposed of during the most recent calendar year and a brief description of any material litigation pending at year-end.

            (vi) Certificate of Compliance, containing the calculation of CARRIER's compliance with the limitation on Marketing Expense and the limitation on Administrative Expense for the most recent calendar year and, if CARRIER did not comply with any of such limitations, CARRIER's plan for curing such non-compliance.

      (b) Quarterly Reports. Within sixty (60) days following the end of each calendar quarter during the Term hereof (other than the fourth quarter of each year), CARRIER shall provide to the NASE unaudited statutory financial statements of CARRIER as filed with the Oklahoma state insurance department, and a Health Insurance in Force Report, as described in Section 4 (ii) above, in each case as of the end of and for such calendar quarter.

      (c) Other Reports. CARRIER shall also provide such other reports as may reasonably be requested by the NASE during the Term hereof.

5. NOTICE OF RATE INCREASES. CARRIER shall provide to the NASE not less than forty five (45) days' advance written notice of any proposed rate increases for the Health Policies, such notice to include a statement that such premium rate increase is deemed necessary based upon the analysis of the actuarial department of CARRIER. NASE shall have the right to provide to CARRIER input with respect to proposed rate decisions, and CARRIER agrees to share claim information and experience with the NASE to permit the NASE to provide such input. CARRIER agrees to consider recommendations by the NASE and to provide its rationale to the NASE for decisions regarding rate increases that are contrary to the NASE's recommendations. Notwithstanding the foregoing, CARRIER shall at all times retain the right to determine in its sole and absolute discretion the amount and timing of any rate increase on Health Policies.

6. MUTUAL DISCLOSURES. Each of CARRIER and the NASE agrees that it will promptly notify the other Party of any lawsuits, complaints or notices of investigations that it receives which will or may involve the other Party.

7. CONFIDENTIALITY. Each Party recognizes that in the course of exercising its rights and performing its obligations under this Agreement it will come into possession of confidential or proprietary information of the other Party or of customers of the other Party ("Confidential Information"). Each Party agrees that it will not disclose to anyone not a Party to this Agreement any Confidential Information of the other Party or its customers and will not use any such Confidential Information except to the extent

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necessary to carry out its obligations hereunder. Each Party agrees to comply with the confidentiality requirements imposed on it by state and Federal law, including the Health Insurance Portability and Accountability Act of 1996 ("HIPPA"). Confidential Information does not include information which (i) is or becomes generally available to the public other than pursuant to a violation of this Agreement, (ii) was available to the Parties on a non-confidential basis prior to its disclosure by the other Party or its customer to such Party or
(iii) became available to a Party on a non-confidential basis from a third party who was not bound by a confidentiality agreement with respect to such information.

8. REPRESENTATIONS AND WARRANTIES.

      (a) CARRIER hereby represents and warrants to the NASE as follows:

            (i) CARRIER is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder.

            (ii) All corporate and other actions or proceedings required to be taken by or on the part of CARRIER to authorize and permit the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder, and the consummation by it of the transactions contemplated herein and therein, have been duly and properly taken.

            (iii) This Agreement constitutes the legal, valid and binding obligation of CARRIER, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

            (iv) CARRIER is duly licensed and has authority to issue "association group" health insurance policies and certificates, individual policies of health insurance and multiple employer trust policies of health insurance to insureds in each of the states in which CARRIER is currently issuing such policies, and CARRIER will obtain and retain all licenses necessary to conduct CARRIER's business during the Term hereof.

            (v) No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery of this Agreement, or performance by CARRIER or for the validity or enforceability thereof, except for such approvals or consents which have been obtained or made.

      (b) The NASE hereby represents and warrants to CARRIER as follows:

            (i) The NASE is a non-profit corporation duly organized, validly existing and in good standing under the Texas Non-profit Corporation Act and has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder.

            (ii) All corporate and other actions or proceedings required to be taken by or on the part of the NASE to authorize and permit the execution and delivery by it of this Agreement, the performance by it of its respective obligations hereunder, and the consummation by it of the transactions contemplated herein and therein, have been duly and properly taken.

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            (iii) This Agreement constitutes the legal, valid and binding obligation of the NASE, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

            (iv) No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery of this Agreement, or performance by the NASE or for the validity or enforceability thereof, except for such approvals or consents which have been obtained or made.

9. INDEMNIFICATION.

      (a) Indemnification by CARRIER. CARRIER agrees to indemnify and hold harmless the NASE and each of the NASE's officers, directors, employees and agents (collectively, a "NASE Indemnified Party") from and against any and all losses, damages (including, without limitation, actual damages, compensatory damages, punitive damages and extra-contractual damages), liabilities, penalties, regulatory fines, costs and expenses (including, without limitation, attorneys' fees, investigation costs and all other reasonable costs associated with the defense thereof) (collectively, "Losses"), as incurred, arising out of or relating to the following:

            (i) any breach of, or any inaccuracy in, any representation or warranty made by CARRIER in this Agreement;

            (ii) any breach of, or failure by, CARRIER to perform any covenant or obligation of CARRIER set out in this Agreement; and

            (iii) any other Loss resulting from, or arising out of any acts, occurrences or matters caused by CARRIER and/or the independent insurance agents under contract with CARRIER's UGA Association Field Services division; provided that such Loss was not caused in whole or in material part by the act or omission of a NASE Indemnified Party.

      (b) Indemnification by the NASE. The NASE agrees to indemnify and hold harmless CARRIER and each of CARRIER's officers, directors, employees and agents (collectively, a "CARRIER Indemnified Party") from and against any and all Losses, as incurred, arising out of or relating to the following:

            (i) any breach of, or any inaccuracy in, any representation or warranty made by the NASE in this Agreement;

            (ii) any breach of, or failure by, the NASE to perform any covenant or obligation set out in this Agreement; and

            (iii) any other Loss resulting from, or arising out of any acts, occurrences or matters caused by the NASE, provided that such Loss was not caused in whole or in material part by the act or omission of a CARRIER Indemnified Party and excluding any Losses incurred, arising out or relating to any claims that the NASE is not a valid association to which an association group policy of health insurance may be issued.

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      (c) Conduct of Indemnification Proceedings.

            (i) If any proceeding shall be brought or asserted against any person and/or entity entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent (and only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

            (ii) An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from any and all liability on claims that are the subject matter of such proceeding.

            (iii) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within fifteen (15) business days of a detailed written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

10. RELATIONSHIP OF THE PARTIES. The relationship of the Parties created hereby is that of independent contractors, and each Party has and retains the right to full control over the performance of its obligations hereunder. Neither Party is an employee, joint venturer, affiliate or partner of the other Party, and neither Party shall have any right or authority to create or assume any obligation of any kind on behalf of the other Party.

11. AUDIT RIGHTS. The NASE, itself or by its agents, shall have the right, on reasonable written notice to CARRIER and during regular business hours of CARRIER, to review and audit the books and records of CARRIER relating to the obligations of CARRIER hereunder. The NASE shall reimburse CARRIER for reasonable expenses, excluding attorneys' fees, incurred by CARRIER in assisting the

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NASE in such review and audit. The provisions of this Section 11 shall survive for a period of two (2) years after the termination or expiration of this Agreement.

12. FORCE MAJEURE. Neither Party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, terrorist act, strike, embargo, government requirement, civil or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or non-performing Party ("Force Majeure Conditions"). If any Force Majeure Condition occurs, the Party delayed or unable to perform shall give immediate notice to the other Party, stating the nature of the Force Majeure Condition and any action being taken to avoid or minimize its effect and its estimate of how long such delay or failure will continue. If the Force Majeure Condition continues for a period of at least one hundred eighty (180) days, either Party may terminate this Agreement by delivery of written notice to the other Party.

13. NOTICES. Any notice, request, instruction or other communication to be given hereunder by a Party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by a messenger or courier service, (ii) on the date of confirmed transmission if sent by facsimile or other wire transmission or (iii) three (3) Business Days after being deposited in the U.S. mail, certified or registered, postage prepaid, addressed as follows:

                  If to the NASE:

                  National Association for the Self-Employed, Inc.
                  Capital Center
                  1235 Main Street
                  Suite 100
                  Grapevine, TX 76051
                  Attention: Robert E. Hughes
                  Facsimile No.: (817) 251-1599

                  If to CARRIER:

                  The MEGA Life and Health Insurance Company
                  9151 Grapevine Highway
                  North Richland Hills, Texas 76180
                  Attention: President
                  Facsimile No.: (817) 255-8380

                  With a copy to:

                  UICI
                  9151 Grapevine Highway
                  North Richland Hills, Texas 76180
                  Attention: Executive Vice President and General Counsel Facsimile No.: (817) 255-5394

or to such other individual or address as a Party hereto may designate for itself by notice given as herein provided.

14. WAIVERS. The failure of either Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same or any other

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provision. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

15. COUNTERPARTS. This Agreement may be executed in counterparts, including by facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. INTERPRETATION. The headings preceding the text of Sections included in this Agreement are for convenience only and shall neither be deemed part of this Agreement nor be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or if a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties and no presumption or burden of proof shall arise favoring any Party by virtue of the authorship of any provisions of this Agreement.

17. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Notwithstanding the foregoing, no assignment of any rights or obligations shall be made by either Party without the written consent of the other Party.

18. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Parties hereto and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, cause of action or other right.

19. FURTHER ASSURANCES. Upon reasonable request of either Party, the other Party will execute and deliver such other documents as may be required to effectuate completely the purposes of this Agreement.

20. SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

21. REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

22. ENTIRE AGREEMENT; AMENDMENTS. This Agreement sets forth the entire agreement and understanding of the Parties with respect to the matters set forth herein and supersedes any and all prior written or oral discussions, negotiations, proposals, agreements, arrangements and understandings among the Parties relating thereto except as may be set forth in a contemporaneous or subsequent written agreement signed by the Parties and except that nothing contained herein shall affect any rights of either Party under the 1996 Agreement accrued as of the date hereof. The provisions of this Agreement may not be modified, changed, amended or rescinded in any manner except by a written instrument signed by an authorized representative of all of the Parties hereto.

23. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its choice of law rules.

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24. TERM; TERMINATION.

      (a) The term (the "Term") of this Agreement shall commence on the date hereof and shall continue until December 31, 2005, and shall automatically be extended from year to year thereafter unless either Party gives the other Party not less than twelve (12) months' written notice that the Term will not be extended. During the twelve (12) month termination period, the provisions of this Agreement shall continue in full force and effect.

      (b) This Agreement may be terminated by either Party hereto (the "Terminating Party") upon not less than forty-five (45) days' prior written notice to the other Party (the "Defaulting Party") upon the occurrence of any of the following events:

            (i) Any representation, warranty or certification made or deemed made by the Defaulting Party (or any of its respective officers) hereunder or in any certificate, report, notice, or financial statement furnished at any time in connection with the Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

            (ii) The Defaulting Party shall fail to perform, observe, or comply with any material covenant, agreement, or term contained in the Agreement and such failure shall continue for a period of thirty (30) days after the date the Terminating Party provides the Defaulting Party with notice thereof.

            (iii) The Defaulting Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

            (iv) The Defaulting Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, rehabilitator, conservator, custodian, trustee, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or under any other such law, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing.

            (v) A proceeding or case shall be commenced, without the application, approval or consent of the Defaulting Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of the Defaulting Party's debts, (ii) the appointment of a receiver, rehabilitator, conservator, custodian, trustee, liquidator or the like of such entity or of all or any substantial part of its property, or (iii) similar relief in respect of the Defaulting Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Defaulting Party shall be entered in an involuntary case under the Bankruptcy Code.

            (vi) The Defaulting Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any unstayed attachment, sequestration, forfeiture, or similar

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      proceeding or proceedings involving an aggregate amount in excess of $1.0 million against any of its properties.

            (vii) A final judgment or judgments for the payment of money in excess of $1.0 million in the aggregate shall be rendered by a court or courts against the Defaulting Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Defaulting Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

            (viii) The Defaulting Party shall fail to pay when due any principal of or interest on any indebtedness for borrowed money in excess of $500,000, or the maturity of any such indebtedness shall have been accelerated, or any such indebtedness shall have been required to be prepaid in full prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such indebtedness or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

25. BINDING ARBITRATION. Any dispute, controversy, or claim among or between the Parties relating to or arising from this Agreement shall be submitted to and settled by binding arbitration ("Arbitration"), administered by the Dallas, Texas office of the American Arbitration Association ("AAA") and conducted pursuant to the current rules of the AAA governing commercial disputes. The Arbitration hearing shall take place in Dallas, Texas, unless otherwise agreed to by the Parties. Such Arbitration shall be before three neutral arbitrators (the "Panel") licensed to practice law and familiar with commercial disputes. Any award rendered in any Arbitration shall be final and conclusive upon the Parties, and the judgment thereon may be entered in the highest court of the forum (state or federal) having jurisdiction over the issues addressed in the Arbitration. The administration fees and expenses of the Arbitration shall be borne equally by the NASE and CARRIER, provided that each Party shall pay for and bear the cost of its own experts, evidence, and attorney's fees, except that, in the discretion of the Panel, any award may include the cost of a Party's counsel and/or its share of the expense of Arbitration if the Panel expressly determines that an award of such costs is appropriate to the Party whose position substantially prevails in such Arbitration. To submit a matter to Arbitration, the Party seeking redress shall notify in writing the Party against whom such redress is sought, describe the nature of such claim, the provision of this Vendor Agreement that has allegedly been violated and the material facts surrounding such claim. The Panel shall render a single written decision. The decision of the Panel shall be binding upon the Parties, and after the completion of such Arbitration, the Parties may only institute litigation regarding the Agreement for the sole purpose of enforcing the determination of the Arbitration hearing or seeking injunctive or equitable relief.

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

26. TERMINATION OF 1996 AGREEMENT. Effective upon the date hereof, the 1996 Agreement is hereby terminated and rendered of no further force or effect; provided, however, that nothing contained herein shall affect any rights of either Party under the 1996 Agreement accrued as of the date hereof.

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

                                NATIONAL ASSOCIATION FOR THE SELF-EMPLOYED, INC.

                                By:  _______________________________________

                                Print Name:  _______________________________
                                Title:  ____________________________________

                                THE MEGA LIFE AND HEALTH INSURANCE COMPANY

                                By:  _______________________________________

                                Print Name:  _______________________________

                                Title:  ____________________________________

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